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                                                                 Exhibit 10.8

                            RIGHT OF FIRST OFFER AGREEMENT
                                  (ONE TOWER BRIDGE)


     THIS RIGHT OF FIRST OFFER AGREEMENT (the "Agreement") is made as of this 3rd day of November, 1997 by OLIVER TOWER ASSOCIATES, a Pennsylvania limited partnership ("OTA"), and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BOP").

                                     BACKGROUND:


     OTA is the managing general partner and a general partner and limited partner of Tower Bridge Partners I, a Pennsylvania limited partnership (the "Partnership") pursuant to an Amended and Restated Agreement of Limited Partnership dated as of December 30, 1986 by and among OTA, Provestco, Inc., a Delaware corporation ("Provestco"), and TB Land Associates Limited Partnership, a Delaware limited partnership ("TBL") as modified on January 19, 1987 as further modified by a Second Amendment to Amended and Restated Partnership Agreement dated April 15, 1989 (the "Partnership Agreement") and attached hereto as Exhibit "A", for the purpose of owning, developing and operating a certain parcel of land and all the improvements located thereon identified on Exhibit "B" attached hereto and made a part hereof (the "Premises").

     The parties hereto desire to enter into this Agreement for the purpose of confirming that in the event OTA desires to sell or assign its general or limited partnership interests (each, an "Interest" and collectively, "Interests") in the Partnership Agreement, it shall first offer to sell or assign such interest to BOP.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OTA hereby agrees as follows:

     1.   Right of First Offer; Procedure

          a. If OTA at any time during the term of this Agreement decides that it is interested in selling or assigning any Interest or Interests under the Partnership Agreement, OTA shall so advise BOP by written notice as hereinafter set forth (the "Offering Notice"). The Offering Notice shall outline the price ("Asking Price") OTA shall seek to obtain in negotiations with any prospective purchaser. If BOP, by reply notice given within twenty (20) days after the Offering Notice, advises OTA that it is interested in purchasing the Interest or Interests, for substantially the same price and terms, then OTA and BOP shall in good faith attempt to negotiate and agree upon a contract (a "Sale Contract") for purchase of the Interest or Interests, it


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being understood, however that OTA shall have no obligation to sell to BOP for a price less than the Asking Price or upon terms other than those acceptable to OTA. If OTA and BOP cannot agree within thirty (30) days after BOP's notice of interest to OTA, then OTA shall be free to offer any Interest or Interests for sale to a third party for substantially the same price and terms as specified in the Offering Notice, and OTA shall be free to negotiate, agree upon and close the sale with such third party on substantially the same price and terms, free
and clear of any rights of BOP.   "Substantially the same price and terms," as
used herein, means that the price shall be not more than ten percent (10%) less than the price specified in OTA's previous notice to BOP.

          b. If, following failure of OTA and BOP to agree upon a Sale Contract, OA decides that it is interested in selling any Interest or Interests in the Partnership Agreement for a price and on terms not "substantially the same price and terms" as contained in the Offering Notice, or if OTA is unable to enter into an agreement to sell any Interest or Interests upon "substantially the same price and terms" within one year after the Offering Notice, OTA shall so advise BOP by sending an additional Offering Notice to BOP, and the process set forth in subsection 1(a) hereof shall be repeated as if the additional Offering Notice were the original Offering Notice.

     2.   Limitations on Right of First Offer

          a. Consents; Prior Rights of First Refusal. BOP acknowledges and agrees that its rights hereunder are subject to the prior rights set forth in any provisions concerning the transfer of any Interest or Interests in the Partnership Agreement, including, without limitation, (i) the right of the general partners of the Partnership to withhold consent to such transfer in their sole discretion as set forth in Sections 7.01 and 7.02 of the Partnership Agreement, and (ii) the right of first refusal of any partner of the Partnership set forth in Section 7.07 of the Partnership Agreement.

          b. Exclusions from Right of First Offer. BOP acknowledges and agrees that (i) a partner or partners of the Partnership possess the right to sell or purchase partnership interests to resolve a deadlock of the general partners as set forth in Section 7.06 of the Partnership Agreement, and (ii) the Partnership possesses the right to sell, exchange, assign, lease or otherwise dispose of, mortgage or otherwise hypothecate all or any portion of the Premises, and that such rights shall not be subject to any right of first offer contained in this Agreement.

     3.   Miscellaneous.

     a. Notices. All notices, demands, requests, calls and other communications required by or permitted under this Agreement shall be in writing (whether or not a writing is expressly required hereby), and shall be directed as follows:

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                (i) If to OTA

                    c/o Oliver Tyrone Pulver Corporation
                    One Tower Bridge
                    100 West Front Street, Suite 900
                    West Conshohocken, PA 19428

               (ii) If to BOP:

                    Brandywine Operating Partnership, L.P.
                    c/o Brandywine Realty Trust
                    Newtown Corporate Campus
                    16 Campus Boulevard, Suite 150
                    Newtown Square, PA 19073
                    Attention:  Anthony A. Nichols, Chairman
                               Gerard H. Sweeney, President and Chief
                              Executive Officer

                Any entity may specify a different address by sending to the other party a notice by registered or certified mail of such different address. Any notice, demand, request, call or other communication required or permitted to be given or made under this Agreement will be deemed given or made (i) when delivered by hand delivery at its address set forth above, or (ii) three business days following its deposit in the U.S. Mail, addressed to such address, postage prepaid, registered or certified, return receipt requested (with a copy by regular U.S. mail, first class, postage prepaid), or (iii) on the next business day following its deposit with Federal Express or another nationally recognized express delivery service, addressed to such address (with a copy by regular U.S. mail, first class, postage prepaid).

     b. Representations and Warranties. The parties hereto warrant and represent to one another that the execution and delivery of this Agreement will not result in a breach of, or constitute a default under, any indenture, mortgage or agreement to which any of the respective parties hereto is a party or by which its assets are bound.

          c. Binding Effect; No Assignment. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that BOP shall have no right to assign, hypothecate, pledge or grant a security interest in this Agreement or any interest herein to any person or entity without the express written consent of OTA, which consent may be withheld for any reason or for no reason.

          d. Expiration. This Agreement shall automatically expire on the date which is the fourth (4th) anniversary hereof unless before such time it shall have been extended or terminated in writing.

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          e.   No Recording.  This Agreement shall not be lodged for
recording in any place or office of public record and any action in violation of this provision shall be deemed to be a default hereunder and permit the other party hereto to terminate this Agreement immediately and without further notice. Notwithstanding the foregoing, Brandywine Realty Trust, the general partner of BOP, may make any filings it deems necessary to comply with securities laws with the Securities and Exchange Commission disclosing this transaction.

          f. Brokerage. The parties hereto represent and warrant that each has not dealt with any broker, agent, finder or other intermediary in connection with this Agreement other than Thomas J. Maher & Co., payment of whom is covered by a separate agreement dated _______, 1997. The parties hereto agree to indemnify, defend and hold the other harmless of, from and against any damages, costs, claims, losses or liabilities whatsoever (including attorney's fees, expenses and court costs) arising from any breach by the other of the foregoing warranties, representations and agreements.

          g. Time of the Essence. Time, wherever mentioned herein, shall be of the essence of this Agreement.

          h. Written Evidence of Waiver. If BOP shall fail to exercise its right of first offer within the applicable time period set forth herein, OTA may, but shall not be obligated to, request that BOP so certify in writing formally waiving its right of first offer, whereupon BOP shall execute and deliver such certification within five (5) business days after receipt of written request therefor.

          i. Savings Clause. In the event any portion of this Agreement shall be deemed to violate that certain mortgage in favor of New York Life Insurance Company dated December 27, 1989, such portion of this Agreement shall be of no force or effect, but all remaining portions of this Agreement shall continue in full force and effect.

          j. Entire Agreement. This is the entire agreement between the parties hereto regarding the transaction contemplated hereby and there are no other terms, covenants, conditions, warranties, representations or statements, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          k. Headings. The headings incorporated in this Agreement are for convenience and reference only and are not a part of this Agreement and do not in any way control, define, limit, or add to the terms and conditions hereof.

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          l.   Governing Law.  This Agreement shall be construed, interpreted and governed by the laws of the Commonwealth of Pennsylvania.

          m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

          n.   Limitations on Recourse.

                (i) No recourse shall be had for any of the obligations of the BOP or BOP-Sub hereunder or for any claim based thereon or otherwise in respect thereof against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all of such liability being expressly waived and released by each of the other parties hereto.

                (ii) No recourse shall be had for any of the obligations of OTA hereunder or for any claim based thereon or otherwise in respect thereof against any past, present or future partner or employee of OTA or any shareholder, officer, director or employee of any general partner of OTA, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all of such liability being expressly waived and released by each of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              OLIVER TOWER ASSOCIATES

                              By: OLIVER TYRONE PULVER CORPORATION, its sole general partner

                              By:  /s/ Donald W. Pulver
                                   ___________________________
                                   Donald W. Pulver, President


                              BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                              By:  BRANDYWINE REALTY TRUST, its duly authorized
                                  general partner

                              By:  /s/ Anthony A. Nichols, Sr.
                                   ___________________________
                                   Anthony A. Nichols, Sr.,
                                   Chairman of the Board

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                                     Exhibit "A"


                                Partnership Agreement





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                                     Exhibit "B"


                                  Legal Description